Encorium Group, Inc. Schedules Date For

Annual Meeting of Stockholders

WAYNE, PA, July 26, 2007 -- Encorium Group, Inc. (Nasdaq: ENCO), a leader in the design, development, and management of complex clinical trials and patient registries for many of the world's leading pharmaceutical and biotechnology companies, today announced that its Board of Directors has set October 5, 2007 as the date for its 2007 Annual Meeting of Stockholders (the "Meeting") for stockholders of record as of August 28, 2007.

In accordance with Rule 14a-5(f) promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and other applicable rules of the Securities and Exchange Commission (the "Commission"), we are hereby notifying our stockholders that August 6, 2007 will be the deadline for submitting stockholder proposals for inclusion in our proxy statement for the Meeting, which we believe is a reasonable time before we will begin the printing and mailing of our proxy materials for the Meeting. All stockholder proposals must be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy for the Meeting.

A stockholder of the Company may wish to have a proposal presented at the Meeting, but not to have such proposal included in the Company's proxy statement and form of proxy relating to the Meeting. If notice of any such proposal is not received by the Company by August 6, 2007, which we believe is a reasonable time before we will begin the printing and mailing of our proxy materials for the Meeting, then such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) promulgated under the 1934 Act and, therefore, the individuals named in the proxies solicited on behalf of the Board of Directors of the Company for use at the Meeting will have the right to exercise discretionary voting authority as to such proposal. The foregoing deadlines are later than the deadlines disclosed in the Company's proxy statement filed with the Commission on September 15, 2006.

Stockholder proposals should be addressed to the Corporate Secretary of Encorium Group, Inc. at our principal executive offices located One Glenhardie Corporate Center, Suite 100, 1275 Drummers Lane, Wayne, PA 19087. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

About Encorium Group, Inc.

Encorium Group, Inc. is a global clinical research organization that is a leader in the design and management of complex clinical trials and Patient Registries for the pharmaceutical, biotechnology and medical device industries. The Company's mission is to provide its clients with high quality, full-service support for their biopharmaceutical and medical device development programs. Encorium offers therapeutic expertise, experienced team management and advanced technologies. The Company has drug and biologics development as well as clinical trial experience across a wide variety of therapeutic areas such as infectious diseases, cardiovascular, vaccines, oncology, endocrinology/metabolism, diabetes, gene therapy, immunology, neurology, gastroenterology, dermatology, hepatology, women's health and respiratory medicine. Encorium believes that its leadership in the design of complex clinical trials, its therapeutic expertise and commitment to excellence, and its application of innovative technologies, offer its clients a means to more quickly and cost effectively move products through the clinical development process. Encorium is headquartered in Wayne, Pennsylvania with its European base of operations in Espoo, Finland. The Company has a geographic footprint that includes over one billion people in North America, Western/Central/Eastern Europe, Scandinavia, and the Baltics.

This press release contains forward-looking statements identified by words such as "estimate," "project," "expect," "intend," "believe," "anticipate" and similar expressions. Actual results might differ materially from those projected in, expressed in or implied by the forward-looking statements. Potential risks and uncertainties that could affect the Company's future operating results and financial condition include, without limitation: (i) our success in attracting new business and retaining existing clients and projects; (ii) the size, duration, and timing of clinical trials we are currently managing may change unexpectedly; (iii) the termination, delay or cancellation of clinical trials we are currently managing could cause revenues to decline unexpectedly; (iv) the timing difference between our receipt of contract milestone or scheduled payments and our incurring costs to manage these trials; (v) outsourcing trends in the pharmaceutical, biotechnology and medical device industries; (vi) the ability to maintain profit margins in a competitive marketplace; (vii) our ability to attract and retain qualified personnel; (viii) the sensitivity of our business to general economic conditions; (ix) other economic, competitive, governmental and technological factors affecting our operations, markets, products, services and prices; (x) announced awards received from existing and potential customers are not definitive until fully negotiated contracts are executed by the parties; (xi) our backlog may not be indicative of future revenues and may not generate the revenues expected; (xii) our ability to successfully integrate the businesses of Encorium and Remedium Oy which we acquired on November 1, 2006; and (xiii) ability of the combined businesses to operate successfully, generate revenue growth and operating profits. You should not place any undue reliance on these forward looking statements which speak only as of the date of this press release. Additional information concerning factors that might affect our business or stock price which could cause actual results to materially differ from those in forward-looking statements is contained in Encorium Group's SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2006 and other periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request from Encorium Group's investor relations department or The Equity Group Inc.

Encorium Group, Inc.

Lawrence R. Hoffman, CPA, Esq., 610-975-9533

Chief Financial Officer

lhoffman@encorium.com

www.encorium.com

or

Investor Relations Counsel:

The Equity Group Inc.

Adam Prior, 212-836-9606

aprior@equityny.com

www.theequitygroup.com